UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934, as amended

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Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

EMBARCADERO TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING DISCLOSURE WAS INCLUDED IN ITEM 8.01 OF A CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY EMBARCADERO TECHNOLOGIES, INC., ON NOVEMBER 13, 2006:

On November 10, 2006, Embarcadero Technologies, Inc. (the “Company”) announced that it submitted to the Securities and Exchange Commission a Notification of Late Filing pursuant to Rule 12b-25 of the Securities Exchange Act of 1934 related to its Quarterly Report on Form 10-Q for the third quarter ended September 30, 2006. The filing is being delayed to enable the Audit Committee of the Company’s Board of Directors to evaluate the Company’s accounting for certain stock option grants made in 2000 and 2001.

The Audit Committee has retained O’Melveny & Myers LLP to assist it in reviewing certain of these stock option grants. This review is ongoing and the Company intends to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 as soon as practicable upon completion of the review.

As previously announced, the Company entered into an Agreement and Plan of Merger on September 6, 2006 with EMB Holding Corp., a Delaware corporation (an affiliate of Thoma Cressey Equity Partners, Inc.) and EMBT Merger Corp., a Delaware corporation. The Company is currently unable to determine the impact, if any, this filing delay may have on the completion of the proposed merger.

On October 24, 2006, the Company filed a proxy statement in connection with the proposed merger. Investors and the Company’s stockholders are urged to read carefully the proxy statement and other relevant materials because they contain important information about the proposed merger. Investors and stockholders may obtain free copies of these documents and other documents filed by the Company with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s corporate website at www.embarcadero.com or by directing a request by mail or telephone to Embarcadero Technologies, Inc., 100 California Street, 12th Street, San Francisco, CA 94111, Attention: Corporate Secretary, Telephone: (415) 834-3131. The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. A description of any interests that the Company’s officers and directors have in the proposed merger is available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of the Company’s common stock is also set forth in the proxy statement.